UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 8, 2010 (April 8, 2010)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibits 99.1 and 99.2 are a slide presentation dated April 8, 2010 and a poster presented June 8, 2009 at the SLEEP 2009 23rd Annual Meeting of the Associated Professional Sleep Societies, respectively. The slide presentation and the poster include a summary of results from previously announced studies of Intermezzo®. The information in the presentation and poster is provided to investors for informational purposes only. The results of such studies and the information included on the Exhibits should not in any way be construed as predictive of the outcome of any future studies, including, without limitation, a repeat of the same or similar studies or any study conducted to assess the effect of Intermezzo® on study subjects’ ability to drive. For more information see the note titled “Important Note to Readers” on Exhibit 99.1.

The information in this Item 7.01 and in Item 9.01 of this Current Report on Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The furnishing of the attached information is not an admission as to the materiality of any of the information set forth therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Presentation dated April 8, 2010 of data from Intermezzo® studies

99.2	Poster presented at SLEEP 2009 23rd Annual Meeting of the Associated Professional Sleep Societies in Seattle, Washington, dated June 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: April 8, 2010
	By:	/s/ THOMAS P. SOLOWAY
	Name:	Thomas P. Soloway
	Title:	Senior Vice President, Operations and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation dated April 8, 2010 of data from Intermezzo® studies

99.2	Poster presented at SLEEP 2009 23rd Annual Meeting of the Associated Professional Sleep Societies in Seattle, Washington, dated June 8, 2009

4